Exhibit B
AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G
The undersigned hereby agree as follows:
(1)	Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(2)	Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of such information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such person knows or has reason to believe that such information is inaccurate.
Dated: January 31, 2007

NAME: Charles Sirois
SIGNATURE: /s/ Michel Cordeau
By: Michel Cordeau
Authorized Signer

NAME: Telesystem Special Fund I L.P.
SIGNATURE: /s/ Michel Cordeau
By: Michel Cordeau
Authorized Signer

NAME: Telesystem Software Ventures Limited Partnership
SIGNATURE: /s/ Michel Cordeau
By: Michel Cordeau
Authorized Signer

NAME: Telsoft Ventures Inc.
SIGNATURE: /s/ Michel Cordeau
By: Michel Cordeau
Authorized Signer

NAME: Telesystem Investments Inc.
SIGNATURE: /s/ Michel Cordeau
By: Michel Cordeau
Authorized Signer

NAME: Telemex Inc.
SIGNATURE: /s/ Michel Cordeau
By: Michel Cordeau
Authorized Signer

NAME: Placements Charles Sirois Inc.
SIGNATURE: /s/ Michel Cordeau
By: Michel Cordeau
Authorized Signer

NAME: Gestion Charles Sirois Inc.
SIGNATURE: /s/ Michel Cordeau
By: Michel Cordeau
Authorized Signer

NAME: Telesystem Ltd.
SIGNATURE: /s/ Michel Cordeau
By: Michel Cordeau
Authorized Signer